Exhibit 16(a)(1)(iii)

LOST STOCK AFFIDAVIT

The undersigned _____________________________________ (the “Holder”), hereby represents, warrants and attests as follows:

1.

The Holder is the sole legal and beneficial owner of _______ shares of the Common Stock (the “Shares”) of Canandaigua National Corporation (the “Company”) represented by certificate number(s) ________ (the “Original Certificate(s)”).

2.

The Holder has not sold, conveyed or otherwise transferred any of the record or beneficial ownership in the Shares represented by the Original Certificate(s), or any interest therein, and no other person has any right, title or interest in or to any of the Shares.

3.

The Original Certificate(s) was/were not endorsed for transfer.

4.

The Original Certificate(s) has/have been lost, destroyed or stolen and despite diligent search the same has not been found or produced.

5.

The Holder has not sold, assigned, pledged, or otherwise transferred the Original Certificate(s) or the Shares or any interest therein.

6.

The Holder has not taken any action which would give any other person or entity any rights or interests in the Shares.

7.

The Holder has not granted any person a power of attorney to exercise the rights of Holder with respect to the Shares.

6.

This Lost Stock Affidavit is made to induce the Company to substitute this Lost Stock Affidavit for the Original Certificate(s) for all purposes in connection with the Holder’s tender of the Shares to the Company pursuant to the Company’s Offer to Purchase dated July 1, 2013 and the attached Letter of Transmittal.

7.

In consideration of the foregoing, the Holder agrees to indemnify and hold the Company and any successor corporation harmless from any and all actions and suits, and from and against any and all losses, damages, costs, expenses and liabilities whatsoever which it may sustain or incur by reason of such reliance on the Holder’s representations in this Lost Stock Affidavit.

8.

The Holder further agrees that in the event the Original Certificate(s) shall come into the Holder’s possession the Holder shall forthwith surrender and deliver the same to the Company or any successor corporation or entity for cancellation.

Dated:  ________________

(Signature)

(Printed Name)

WITNESS:

Signature: ____________________________

Printed Name:_________________________

Dated:_______________________________